Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT

The following entities, unless otherwise indicated, are wholly-owned direct or indirect subsidiaries of the Registrant as of December 31, 1999:
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                                                      State or Country
      Name                                            of Organization
      ----                                            ----------------

 1.   Baker Environmental, Inc.                       Pennsylvania
 2.   Baker Heavy & Highway, Inc.                     Pennsylvania
 3.   Baker Mellon Stuart Construction, Inc.          Pennsylvania
 4.   Mellon Stuart Building Services, Inc.           Pennsylvania
 5.   Mellon Stuart Construction International, Inc.  Pennsylvania
 6.   Michael Baker Development Corporation           Pennsylvania
 7.   Michael Baker Global, Inc.                      Pennsylvania
 8.   Michael Baker Jr., Inc.                         Pennsylvania
 9.   Michael Baker Alaska, Inc.                      Alaska
10.   Baker Construction, Inc.                        Delaware
11.   Baker Global Project Services, Inc.             Delaware
12.   Baker Holding Corporation                       Delaware
13.   Baker/OTS, Inc.                                 Delaware
14.   International Pipeline Services, Inc.           Delaware
15.   Michael Baker International, Inc.               Delaware
16.   Baker GeoResearch, Inc.                         District of Columbia
17.   Baker Engineering, Inc.                         Illinois
18.   Steen Production Service, Inc.                  Louisiana
19.   Michael Baker Jr. Company                       Nevada
20.   Michael Baker Architects/Engineers, P.C.        New Jersey
21.   Baker Engineering NY, Inc.                      New York
22.   Baker/MO Services, Inc.                         Texas
23.   Baker Support Services, Inc.                    Texas
24.   Vermont General Insurance Company               Vermont
25.   Michael Baker Barbados Ltd.                     Barbados
26.   Baker O&M International, Ltd.                   Cayman Islands
27.   Baker/OTS International, Inc.                   Cayman Islands
28.   Overseas Technical Services (Middle East) Ltd.  Cayman Islands
29.   Michael Baker de Mexico S.A. de C.V.            Mexico
30.   OTS International Training Services Ltd.        United Kingdom
31.   Overseas Technical Services (Harrow) Ltd.       United Kingdom
32.   Baker/OTS Ltd.                                  United Kingdom
33.   SD Forty-Five Ltd.                              United Kingdom
34.   Hanseatic Oilfield Services Ltd.                Vanuatu
35.   OTS Finance and Management Ltd.                 Vanuatu
36.   Overseas Technical Service International Ltd.   Vanuatu

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